Exhibit 99.1

FOR IMMEDIATE RELEASE

GROUP 1 AUTOMOTIVE TO PRESENT AT GOLDMAN SACHS RETAILING CONFERENCE

HOUSTON, Sept. 2, 2011 — Group 1 Automotive, Inc. (NYSE: GPI), a Fortune 500 automotive retailer, today announced that management will present at the Goldman Sachs 18th Annual Global Retailing Conference in New York City.

Group 1 is scheduled to present at the New York Marriott Marquis hotel Sept. 7, at 11:30 a.m. ET. A webcast of the ‘fireside chat’ and a copy of the handout will be available on the Investor Relations section of Group 1’s website at www.group1auto.com or http://www.group1corp.com/news/events.aspx.

About Group 1 Automotive, Inc.
Group 1 owns and operates 105 automotive dealerships, 134 franchises, and 28 collision centers in the United States and the United Kingdom that offer 29 brands of automobiles. Through its dealerships, the company sells new and used cars and light trucks; arranges related vehicle financing, service and insurance contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Group 1 Automotive can be reached on the Internet at www.group1auto.com.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:
Kim Paper Canning
Manager, Investor Relations
Group 1 Automotive Inc.
713-647-5741 | kpaper@group1auto.com

Media contacts:
Pete DeLongchamps
V.P. Manufacturer Relations and Public Affairs
Group 1 Automotive Inc.
713-647-5770 | pdelongchamps@group1auto.com
or
Clint Woods
Pierpont Communications, Inc.
713-627-2223 | cwoods@piercom.com